Exhibit 99

(2)  The shares of Common Stock issuable upon conversion of the Series 1-A Preferred Stock are held as follows: 118,718 by Tullis-Dickerson Capital Focus II, L.P., 118,718 by TD Javelin Capital Fund II, L.P. and 118,718 by TD Lighthouse Capital Fund, L.P. TD Javelin Capital Fund II, L.P. and TD Lighthouse Capital Fund, L.P. are managed by TD II Regional Partners, Inc. Tullis-Dickerson Capital Focus II, L.P. is managed by Tullis-Dickerson Partners II, L.L.C. Timothy M. Buono, Joan P. Neuscheler, James L. L. Tullis, Thomas P. Dickerson and Lyle A. Hohnke share the voting and/or dispositive power over all such shares. The Reporting Person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

(4)  The shares of Common Stock issuable upon conversion of the Series 1-B Preferred Stock are held as follows: 70,923 by Tullis-Dickerson Capital Focus II, L.P., 118,206 by TD Javelin Capital Fund II, L.P. and 183,219 by TD Lighthouse Capital Fund, L.P. TD Javelin Capital Fund II, L.P. and TD Lighthouse Capital Fund, L.P. are managed by TD II Regional Partners, Inc. Tullis-Dickerson Capital Focus II, L.P. is managed by Tullis-Dickerson Partners II, L.L.C. Timothy M. Buono, Joan P. Neuscheler, James L. L. Tullis, Thomas P. Dickerson and Lyle A. Hohnke share the voting and/or dispositive power over all such shares. The Reporting Person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

(6)  The shares of Common Stock issuable upon conversion of the Series 1-C Preferred Stock are held as follows:  50,514 by Tullis-Dickerson Capital Focus II, L.P., 63,108 by TD Javelin Capital Fund II, L.P. and 80,425 by TD Lighthouse Capital Fund, L.P. TD Javelin Capital Fund II, L.P. and TD Lighthouse Capital Fund, L.P. are managed by TD II Regional Partners, Inc. Tullis-Dickerson Capital Focus II, L.P. is managed by Tullis-Dickerson Partners II, L.L.C. Timothy M. Buono, Joan P. Neuscheler, James L. L. Tullis, Thomas P. Dickerson and Lyle A. Hohnke share the voting and/or dispositive power over all such shares. The Reporting Person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

(8)  The shares of Common Stock issuable upon conversion of the Series 1-D Preferred Stock are held as follows: 59,291 by Tullis-Dickerson Capital Focus II, L.P., 74,074 by TD Javelin Capital Fund II, L.P. and 94,400 by TD Lighthouse Capital Fund, L.P. TD Javelin Capital Fund II, L.P. and TD Lighthouse Capital Fund, L.P. are managed by TD II Regional Partners, Inc. Tullis-Dickerson Capital Focus II, L.P. is managed by Tullis-Dickerson Partners II, L.L.C. Timothy M. Buono, Joan P. Neuscheler, James L. L. Tullis, Thomas P. Dickerson and Lyle A. Hohnke share the voting and/or dispositive power over all such shares. The Reporting Person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

(9)  The shares of Common Stock sold were held as follows: 28,542 by Tullis-Dickerson Capital Focus II, L.P., 35,042 by TD Javelin Capital Fund II, L.P. and 44,133 by TD Lighthouse Capital Fund, L.P. TD Javelin Capital Fund II, L.P. and TD Lighthouse Capital Fund, L.P. are managed by TD II Regional Partners, Inc. Tullis-Dickerson Capital Focus II, L.P. is managed by Tullis-Dickerson Partners II, L.L.C. Timothy M. Buono, Joan P. Neuscheler, James L. L. Tullis, Thomas P. Dickerson and Lyle A. Hohnke share the voting and/or dispositive power over all such shares. The Reporting Person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.